   As filed with the Securities and Exchange Commission on February 2, 2001
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                            CYBERSOURCE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

              Delaware                                    77-0472961
   (State or Other Jurisdiction of                     (I.R.S. Employer
    Incorporation or Organization)                  Identification Number)

                              1295 Charleston Road
                        Mountain View, California  94043
               (Address of Principal Executive Offices)(ZIP Code)

                 CyberSource Corporation 1999 Stock Option Plan
                             (Full Title of Plans)
                        _______________________________

                             Charles E. Noreen, Jr.
                            Chief Financial Officer
                            CyberSource Corporation
                              1295 Charleston Road
                            Mountain View, CA 94043
                                 (650) 965-6000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                                _______________

                                    Copy to:
                            Richard Scudellari, Esq.
                            Morrison & Foerster LLP
                               755 Page Mill Road
                            Palo Alto, CA 94304-1018
                                 (650) 813-5600
                                _______________

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                               Maximum          Proposed Maximum
           Title of Securities               Amount  to     Offering Price     Aggregate Offering       Amount of
             to be Registered               be Registered    Per Share(1)           Price(1)         Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, 0.001 par value, available
for future grant under the CyberSource         1,000,000         $4.1875             $4,187,500           $1,047
Corporation 1999 Stock Option Plan.......
=====================================================================================================================

(1) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The price of $x.xxxxx per share represents the average of the high and low price per share of Common Stock, which will be available for future issuance under the CyberSource Corporation 1999 Stock Option Plan, as reported on the Nasdaq National Market on February 1, 2001.

================================================================================

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


     The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     1. The contents of the Registrant's Registration Statements on Form S-8, Commission File Nos. 333-90725 and 333-43090, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

     2. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended
     June 30, 2000, March 31, 2000 and September 30, 2000, filed pursuant to the Exchange Act.

     4. The Registrant's current report on Form 8-K and 8-K/A filed pursuant to the Exchange Act on January 25, 2000 and March 27, 2000, respectively.

     5    The Registrant's current report on form 8-K filed pursuant to the
Exchange Act on October 13, 2000.

     6. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 23, 1999.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.

     5.1  Opinion of Morrison & Foerster LLP

     23.1  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

     23.2  Consent of Ernst & Young LLP, Independent Auditors

     24.1  Power of Attorney (see Signature Page)

     SIGNATURES
     ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, CyberSource Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on February 2, 2001.

                                    CYBERSOURCE CORPORATION


                                    By:  /s/ William S. McKiernan
                                         ------------------------
                                         William S. McKiernan
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

    Each person whose signature appears below constitutes and appoints William
S. McKiernan and Charles E. Noreen, Jr., and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                          Capacity                  Date
-----------------------------------------  ------------------------  --------------------
/s/ William S. McKiernan                     President and Chief       February 2, 2001
-----------------------------------------   Executive Officer and
   William S. McKiernan                      Director (Principal
                                              Executive Officer)

/s/ Charles E. Noreen, Jr.                  Senior Vice President      February 2, 2001
-----------------------------------------       of Finance and
   Charles E. Noreen, Jr.                     Administration and
                                           Chief Financial Officer
                                            (Principal Financial
                                           and Accounting Officer)

                                                   Director
-----------------------------------------
   Linda Fayne Levinson

/s/ Steven P. Novak                                Director            February 2, 2001
-----------------------------------------
   Steven P. Novak

/s/ Richard Scudellari                             Director            February 2, 2001
-----------------------------------------
   Richard Scudellari

                                                   Director
-----------------------------------------
   Michael N. Agostino

/s/ John J. McDonnell                              Director            February 2, 2001
-----------------------------------------
   John J. McDonnell

                               INDEX TO EXHIBITS


Exhibit
Number              Document
-------             --------

     5.1   Opinion of Morrison & Foerster LLP

     23.1  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

     23.2  Consent of Ernst & Young LLP, Independent Auditors

     24.1  Power of Attorney (see Signature Page)